Exhibit 21

PRIORITY HEALTHCARE CORPORATION

EXHIBIT 21 - LIST OF SUBSIDIARIES

Florida corporations:

Priority Healthcare Pharmacy, Inc. - Lake Mary, FL

Priority Healthcare Distribution, Inc. - Grove City, OH, Sparks, NV and Scottsdale, AZ

Pharmacy Plus, Inc. - Lake Mary, FL

Priorityhealthcare.com, Inc. - Lake Mary, FL

Lynnfield Drug, Inc. - Byfield, MA and Oldsmar, FL

Lynnfield Compounding Center, Inc. - Byfield, MA

Freco, Inc. - Byfield, MA

Chesapeake Infusion, Inc. - New Castle, DE, Memphis, TN and New York, NY

First Rx, Inc. - New York, NY

Sinuspharmacy, Inc. - Monrovia, CA

Specialty Infusion Pharmacy, Inc. - Monrovia, CA

Nevada corporations:

Priority Healthcare Corporation West - Las Vegas, NV

PHF, Inc. - Las Vegas, NV

PHRC, Inc. - Las Vegas, NV

Massachusetts corporations:

Byfield Drug, Inc. - Byfield, MA

HealthBridge Reimbursement and Product Support, Inc. - Braintree, MA

Indiana limited liability company:

Matrix Oncology, LLC - Lake Mary, FL

Kentucky corporations:

Integrity Healthcare Services, Inc. - Louisville, KY

Delaware limited liability company:

Aetna Specialty Pharmacy, LLC - Orlando, FL

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